Item 77 Q1. Other Exhibits

77I Q1(a)	Amendment to the Declaration of Trust

On May 18, 2018, under conformed Submission 485APOS, accession number 0000930413-18-001865, a copy of the Form of Trustee Authorization dated May 8, 2018 to (1) establish a new share class, designated as Class W, for certain series of the TIAA-CREF Funds (the "Trust"), and (2) approve the redesignation of certain previously-authorized series of the Trust, effective August 1, 2018 (the "Authorization") was previously filed with the SEC as exhibit 99.(A)(24) to the Trust's Registration Statement. This Authorization is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.